UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 21, 2019

NIELSEN HOLDINGS PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-35042	98-1225347
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

85 Broad Street New York, New York 10004 +1 (646) 654-5000	Nielsen House John Smith Drive Oxford Oxfordshire, OX4 2WB United Kingdom +1 (646) 654-5000

(Address of principal executive offices) (Registrant’s telephone numbers, including area codes)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value €0.07 per share	NLSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the annual general meeting of shareholders of Nielsen Holdings plc (the “Company”) held on May 21, 2019 (the “Annual Meeting”), the shareholders of the Company approved the Nielsen 2019 Stock Incentive Plan (the “2019 Plan”). The number of shares of common stock of the Company that may be delivered pursuant to awards under the 2019 Plan is 7,200,000 shares plus the number of shares reserved for issuance under the Amended and Restated Nielsen 2010 Stock Incentive Plan (the “Prior Plan”) as of the date of the Annual Meeting that exceed the number of shares then subject to outstanding awards under the Prior Plan. In addition, any unissued shares underlying awards outstanding under the Prior Plan that, on or after May 21, 2019, expire or are canceled, forfeited or terminated will also become available for grant under the 2019 Plan.

The material features of the 2019 Plan are described in the section entitled “Proposal No. 7 Approval of the Nielsen 2019 Stock Incentive Plan” on pages 73 through 78 of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 9, 2019 (the “Proxy Statement”), which pages are incorporated herein by reference. A copy of the 2019 Plan is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders considered seven proposals, each of which is described in more detail in the Proxy Statement. A total of 304,472,079 shares were represented at the Annual Meeting in person or by proxy, or 86% of the total shares entitled to vote. The final voting results for each matter submitted to a vote of shareholders at the Annual Meeting are as follows:

	For	Against	Abstain	Broker Non-Votes
Proposal 1. To elect the Directors listed below:
James A. Attwood, Jr.	250,745,375	45,433,676	610,441	7,682,587
Guerrino De Luca	266,880,229	29,800,491	108,772	7,682,587
Karen M. Hoguet	276,320,430	20,341,527	127,535	7,682,587
David Kenny	279,224,113	17,457,636	107,743	7,682,587
Harish Manwani	247,949,370	48,717,863	122,259	7,682,587
Robert C. Pozen	261,403,452	35,276,249	109,791	7,682,587
David Rawlinson	273,471,817	23,208,711	108,964	7,682,587
Javier G. Teruel	275,442,272	21,238,419	108,801	7,682,587
Lauren Zalaznick	262,212,283	34,470,009	107,200	7,682,587
Proposal 2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019	294,383,187	9,981,589	107,302	—
Proposal 3. To reappoint Ernst & Young LLP as the Company’s UK statutory auditor to audit the Company’s UK statutory annual accounts for the year ending December 31, 2019	301,754,932	2,603,180	113,967	—
Proposal 4. To authorize the Audit Committee of the Board of Directors to determine the compensation of the Company’s UK statutory auditor	303,329,388	1,015,723	126,969	—
Proposal 5. To approve on a non-binding, advisory basis the compensation of the Company’s named executive officers as disclosed in the Proxy Statement	210,740,392	85,904,468	144,632	7,682,587
Proposal 6. To approve on a non-binding, advisory basis the Directors’ Compensation Report for the year ended December 31, 2018, which was included as Annex A in the Proxy Statement	214,656,283	81,728,379	404,830	7,682,587
Proposal 7. To approve the Nielsen 2019 Stock Incentive Plan, which was included as Annex D in the Proxy Statement	261,773,282	31,317,111	3,699,099	7,682,587

Item 9.01.	Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Nielsen 2019 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2019

NIELSEN HOLDINGS PLC

By:	/s/ Emily Epstein
Name:	Emily Epstein
Title:	Secretary